                                                                    EXHIBIT 10.5

                          LOAN MODIFICATION AGREEMENT

BETWEEN: WatchGuard Technologies, Inc., a Delaware corporation ("Borrower"), whose address is 316 Occidental Avenue South, Suite 300, Seattle, WA 98104

AND: Silicon Valley Bank ("Silicon"), whose address is 3003 Tasman Drive, Santa Clara, California 95054

DATE:    September 18, 1998

     This Loan Modification Agreement is entered into on the above date by Borrower and Silicon.

1.   Background

     Borrower entered into a Loan and Security Agreement with Silicon in August, 1997, and an Amended and Restated Loan and Security Agreement dated as of March 20, 1998 (as amended from time to time, the "Loan Agreement"). Capitalized terms used in this Loan Modification Agreement shall, unless otherwise defined in this Agreement, have the meaning given to such terms in the Loan Agreement.

     Silicon and Borrower are entering into this Agreement to state the terms and conditions of certain modifications to the Loan Agreement and the Schedule, as amended prior to the date of this Agreement.

2.   Modification to Loan Agreement and Schedule

     2.1 The Schedule to the Loan Agreement is hereby deleted and replaced by the Amended and Restated Schedule to Loan and Security Agreement attached to this Agreement.

     2.2 Borrower acknowledges and agrees that all Obligations, including without limitation Borrower's obligation to repay amounts advanced by Silicon to Borrower on the terms of the Loan Agreement and Schedule as modified by this Loan Modification Agreement, are secured by all liens and security interests granted by Borrower to Silicon in the Loan Agreement.
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3.   Conditions Precedent

     This Loan Modification Agreement shall not take effect until Borrower delivers to Silicon a Certified Resolution of Borrower and such other documents as Silicon shall reasonably require to give effect to the terms of this Loan Modification Agreement.

4.   No Other Modifications

     Except as expressly modified by this Loan Modification Agreement, the terms of the Loan Agreement, as amended prior to the date of this Loan Modification Agreement, shall remain unchanged and in full force and effect. Silicon's agreement to modify the Loan Agreement pursuant to this Loan Modification Agreement shall not obligate Silicon to make any future modifications to the Loan Agreement or any other loan document. Nothing in this Loan Modification Agreement shall constitute a satisfaction of any indebtedness of any Borrower to Silicon. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of the Loan Agreement or any other loan document. Except as provided in the Amended and Restated Schedule to Loan and Security Agreement attached to this Agreement, no maker, endorser, or guarantor shall be released by virtue of this Loan Modification Agreement. The terms of this paragraph shall apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

5.   Representations and Warranties

     5.1 The Borrower represents and warrants to Silicon that the execution, delivery and performance of this Agreement are within the Borrower's corporate powers, and have been duly authorized and are not in contravention of law or the terms of the Borrower's articles of incorporation, bylaws or of any undertaking to which the Borrower is a party or by which it is bound.

     5.2 The Borrower understands and agrees that in entering into this Agreement, Silicon is relying upon the Borrower's representations, warranties and agreements as set forth in the Loan Agreement and other loan documents. Borrower hereby reaffirms all representations and warranties in the Loan Agreement, all of which are true as of the date of this Agreement.

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                              Borrower:

                              WATCHGUARD TECHNOLOGIES, INC.



                              By:       /s/ Steven N. Moore
                                  -------------------------

                              Title:    Chief Financial Officer
                                     --------------------------



                              Silicon:

                              SILICON VALLEY BANK



                              By:       [signature illegible]
                                  ---------------------------

                              Title:    Silicon Valley Bank
                                     ----------------------

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          AMENDED AND RESTATED SCHEDULE TO LOAN AND SECURITY AGREEMENT

Borrower:  WatchGuard Technologies, Inc.

Date:      September _____, 1998

QUICK START LINE OF CREDIT

Credit Limit:      Silicon previously extended a Quick Start Line of Credit to
                   Borrower in the maximum amount of $750,000.

Interest Rate:     The interest rate applicable to this Loan was a rate equal to the "Prime Rate" in effect from time to time, plus 1.50% per annum. Interest calculations were made on the basis of a 360-day year and the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate"; it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

Commitment Fee:    Previously collected.

Maturity Date:     August 31, 1998. At that time, this Loan was terminated and all amounts outstanding under this Loan were deemed to be advanced under the Secured Accounts Receivable Line of Credit.

SECURED ACCOUNTS RECEIVABLE LINE OF CREDIT

Credit Limit:      An amount not to exceed the lesser of: (i) $3,000,000 at any one time outstanding; or (ii) the amount of the "Borrowing
                   Base", as defined below. For purposes of this Schedule, the "Borrowing Base" shall mean the sum of (i) 75% of the Net
                   Amount of Borrower's eligible domestic accounts receivable, and (ii) 50% of the Net Amount of Borrower's eligible foreign accounts receivable. With respect to

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                   Borrower's accounts, "Net Amount" means the gross amount of the account, minus all applicable sales, use, excise and other similar taxes and minus all discounts, credits and allowances of any nature granted or claimed. Silicon allowed Borrower to exceed their availability under the Borrowing Base by up to $114,000, to an aggregate outstanding balance under the Secured Accounts Receivable Line of Credit of $1,000,000, through June 29, 1998; however, as of June 30, 1998, the entire amount outstanding under the Secured Accounts Receivable Line of Credit was required to be fully secured and supported by the Borrowing Base. In addition, the gross value of Borrower's accounts receivable were required to exceed $1,750,000 through August 31, 1998.

                   Without limiting the fact that the determination of which accounts are eligible for borrowing is a matter of Silicon's discretion, the following shall not be deemed eligible for borrowing: accounts in which Silicon does not have a first priority, perfected security interest; accounts outstanding for more than 90 days from the invoice date, accounts subject to any contingencies, accounts owing from an account debtor outside the United States (except as approved in writing by Silicon), accounts owing from governmental agencies, accounts owing from one account debtor to the extent they exceed 25% of the total eligible accounts outstanding, accounts owing from an affiliate of the Borrower, and accounts owing from an account debtor to whom the Borrower is or may be liable for goods purchased from such account debtor or otherwise. Accounts owing from Otsuka Shokai and SYSCOM will be eligible as foreign accounts receivable for Borrowing Base purposes, with an advance rate of 50%. In addition, if more than 50% of the accounts owing from an account debtor are outstanding more than 90 days from the invoice date or are otherwise not eligible accounts, then all accounts owing from that account debtor shall be deemed ineligible for borrowing.

Interest Rate:     The interest rate applicable to this Loan shall be a rate
                   equal to the "Prime Rate" in effect from time to time, plus
                   1.00%

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                   per annum. Interest calculations shall be made on the basis of a 360-day year and the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate"; it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

Commitment Fee:    No new fee.

Maturity Date:     March 23, 1999, at which time all unpaid principal and
                   accrued but unpaid interest shall be due and payable.


SECURED EQUIPMENT TERM LOAN

Credit Limit:      An amount not to exceed the lesser of (i) $250,000 at any one time outstanding; or (ii) the amount of the "Equipment
                   Borrowing Base", as defined below. For purposes of this Schedule, the "Equipment Borrowing Base" meant 80% of the invoice value of equipment purchased by Borrower. Silicon had no obligation to advance against taxes, freight charges, installation charges or other similar amounts relating to Borrower's equipment, whether or not such amounts are identified on the invoices submitted to Silicon. Equipment included in the Equipment Borrowing Base were required to be new equipment, at the time of purchase by Borrower, owned by Borrower, in good working order, were required to be subject to any liens in favor of any person or entity other than Silicon, and were required to be subject to a first priority, perfected security interest in favor of Silicon. Silicon had no obligation to make advances against non-standard equipment, such as tooling, software and custom equipment.
                   Silicon had no obligation to make advances on this Secured
                   Equipment Term Loan after March 5, 1998. The Borrower's indebtedness to Silicon with respect to this Secured
                   Equipment Term Loan shall be evidenced by this Schedule and the Loan Agreement, not by a separate

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                   promissory note unless required by Silicon.

                   Borrower shall not have the right to reborrow any amount on this Secured Equipment Term Loan that has been repaid by Borrower. The unpaid principal balance owing on this Secured Equipment Term Loan at any time may be evidenced by Silicon's internal records, including daily computer print-outs (which Silicon shall provide to Borrower periodically).

Purpose: Borrowers used the proceeds of this Secured Equipment Term Loan to finance the purchase of new equipment.

Interest Rate:     The interest rate applicable to the Secured Equipment Term
                   Loan shall be a rate equal to the "Prime Rate" (as defined above) in effect from time to time, plus 1.5% per annum.
                   Interest calculations shall be made on the basis of a 360-day year and the actual number of days elapsed. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

Amortization:      Borrower shall pay Silicon monthly payments of interest only on the last day each month. In addition, Borrower shall pay
                   Silicon on the last day of each month, commencing with April
                   5, 1998, the amount necessary to repay fully the amount of the Secured Equipment Term Loan in 36 equal monthly payments.

Maturity Date:     March 5, 2001, at which time all unpaid principal and accrued but unpaid interest, fees and other charges shall be due and payable.

Commitment Fee:    No new fee.

SECURED EQUIPMENT TERM LOAN NO. 2

Credit Limit:      An amount not to exceed the lesser of (i) $500,000 at
                   any one time outstanding; or (ii) the amount of the "Equipment Borrowing Base", as defined below. For purposes of this Schedule, the "Equipment Borrowing
                   Base" shall mean 90% of the invoice value of equipment purchased by Borrower. Silicon shall have no obligation to advance against taxes, freight charges, installation charges or other similar amounts relating to Borrower's equipment, whether or not such amounts are identified on the invoices submitted to Silicon. However, in the case of the $140,000
                   ONYX System purchase, the Equipment Borrowing Base shall include software, installation and costs. Equipment to be included in the Equipment Borrowing Base must be new equipment, at the time of purchase by Borrower, owned by Borrower, in good working order, must not be subject to any liens in favor of any person or entity other than Silicon, and must be subject to a first priority, perfected security interest in favor of Silicon. Silicon shall have no obligation to make advances against non-standard equipment, such as tooling, software and custom equipment. Silicon shall have no obligation to make advances on this Secured Equipment
                   Term Loan No. 2 after December 31, 1998. Silicon shall make advances under this Secured Equipment Term Loan No. 2 from time to time, based on invoices and other documentation as shall be requested by Silicon to support such advances. The
                   Borrower's indebtedness to Silicon with respect to this Secured Equipment Term Loan No. 2 shall be evidenced by this
                   Schedule and the Loan Agreement, not by a separate promissory note unless required by Silicon.

                   Borrower shall submit to Silicon such invoices, advance requests and other information, in form acceptable to Silicon, as Silicon shall reasonably require from time to time.

                   Once the maximum amount of the principal has been advanced under this Secured Equipment Term Loan No. 2, Borrower is no longer entitled to further advances on this Loan. Borrower shall not have the right to reborrow any amount on this Secured Equipment Term Loan No. 2 that has been repaid by Borrower. Advances may be requested in writing by Borrower or an authorized person. Silicon may, but need not, require that all oral requests be confirmed in writing. The unpaid principal balance owing on this Secured Equipment Term Loan No. 2 at any time may be evidenced by Silicon's internal records, including daily computer print-outs (which Silicon shall provide to Borrower periodically).

Purpose: Borrowers shall use the proceeds of this Secured Equipment Term Loan No. 2 to finance the purchase of new equipment.

Interest Rate:     The interest rate applicable to the Secured Equipment Term
                   Loan No. 2 shall be a rate equal to the "Prime Rate" (as defined above) in effect from time to time, plus 1.00% per annum. Interest calculations shall be made on the basis of a 360-day year and the actual number of days elapsed. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

Amortization:      Borrower shall pay Silicon monthly payments of interest only on the last day each month. In addition, Borrower shall pay
                   Silicon on the last day of each month, commencing with January 31, 1999, the amount necessary to repay fully the amount of the Secured Equipment Term Loan No. 2 in 36 equal monthly payments.

Maturity Date:     December 31, 2002, at which time all unpaid principal and
                   accrued but unpaid interest, fees and other charges shall be due and payable.

Commitment Fee:    $5,000, which is fully earned and payable at closing.

Prior Names of
 Borrower:         See attached Exhibit B

Trade Names of
 Borrower:         See attached Exhibit B

Trademarks of
 Borrower:         See attached Exhibit B

Other Locations
 and Addresses:    See attached Exhibit B

Material Adverse
 Litigation:       See attached Exhibit B

Financial
 Covenants:        The Borrower shall at all times comply with all of the
                   following covenants, all of which shall be determined and measured on a monthly basis in accordance with generally accepted accounting principles, on a consolidated basis with any subsidiary of Borrower, except as otherwise stated below:

Tangible Net
 Worth: Borrower shall at all times maintain a Tangible Net Worth of not less than $2,000,000.

Profitability:     Borrower shall not incur a loss (as defined below) in
                   excess of $1,750,000 for the quarters ending June 30, 1998 and September 30, 1998, and a loss in excess of $1,000,000 for the quarter ending December 31, 1998.
                   For purposes of this paragraph, "loss" means net income after taxes of less than $0.00, as reported on Borrower's financial statements.

Quick Ratio:       Borrower shall maintain a ratio of Quick Assets (defined
                   below) to current liabilities less deferred revenue of not less than 1.50:1.0.

Liquidity:         Borrower shall at all times maintain a minimum Term Liquidity
                   Coverage of at least 1.75:1.0.

Definitions:       "Quick Assets" means cash on hand or on deposit in banks,
                   readily marketable securities issued by the United States, readily marketable commercial paper rated "A-I" by Standard &
                   Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

                   "Tangible Net Worth" means stockholders' equity plus debt, if any, that has been subordinated to the Loans in a

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                   written subordination agreement on terms satisfactory to
                   Silicon, and accrued interest thereon, less goodwill, patents, capitalized software costs, deferred organizational costs, tradenames, trademarks, and all other assets which would be classified as intangible assets under generally accepted accounting principles.

                   "Term liquidity coverage" means (a) cash + cash equivalents (readily marketable securities issued by the United States, readily marketable commercial paper rated "A-I" by Standard & Poors Corporation or a similar rating by a similar rating organization, certificates of deposit and banker's acceptances) + availability under the Secured Accounts Receivable Line of Credit divided by (b) the outstanding Secured Equipment Term Loan and Secured Equipment Term Loan No. 2 balances.

Other Covenants:   Borrower shall at all times comply with all of the following additional covenants:

                   Banking Relationship. Borrower and its subsidiaries shall at all times maintain their primary banking relationship with Silicon. Neither Borrower nor its subsidiaries shall establish any deposit accounts of any type with any bank or other financial institution other than Silicon without Silicon's prior written consent.

                   Financial Statements and Reports. The Borrower shall provide
                   Silicon: (a) within 30 days after the end of each month, a monthly financial statement (consisting of a income statement and a balance sheet) prepared by the Borrower in accordance with generally accepted accounting principles; (b) within 20 days after the end of each month, an accounts receivable aging report and an accounts payable aging report, in such form as Silicon shall reasonably specify; (c) within 20 days after the end of each month, a Borrowing Base Certificate in the form attached to this Agreement as Exhibit A, as Silicon may reasonably modify such Certificate from time to time, signed by the Chief Financial Officer of the Borrower; (d) within 30 days after the end of each month, a

                   Compliance Certificate in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of the Borrower, setting forth calculations showing compliance (at the end of each such calendar month) with the financial covenants set forth on the Schedule, and certifying that throughout such month the Borrower was in full compliance with all other terms and conditions of this Agreement and the Schedule, and providing such other information as Silicon shall reasonably request; and (e) within 90 days following the end of the Borrower's fiscal year, complete annual CPA-audited financial statements, such audit being conducted by independent certified public accountants reasonably acceptable to Silicon, together with an unqualified opinion of such accountants.

Conditions to
 Closing: Without in any way limiting the discretionary nature of advances under this Agreement, before requesting any such advance, the Borrower shall satisfy each of the following conditions:

1.  Loan
    Documents:     Silicon shall have received this Agreement, the Schedule, a
                   Warrant in a form satisfactory to Silicon, executed by the Borrower, and such other loan documents as Silicon shall require, each duly executed and delivered by the parties thereto.

2.  Documents
    Relating
    to Authority,
    Etc.: Silicon shall have received each of the following in form and substance satisfactory to it:

                           (a) Certified Copies of the Articles of Incorporation
                   and Bylaws of the Borrower;

                           (b) A Certificate of Good Standing issued by the
                   Secretary of State of the Borrower's state of incorporation and such other states as Silicon may reasonably request with respect to the Borrower;

                           (c) A certified copy of a Resolution adopted by the
                   Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, and any other documents or certificates to be executed by the Borrower in connection with this transaction; and

                           (d) Incumbency Certificates describing the office and
                   identifying the specimen signatures of the individuals signing all such loan documents on behalf of the Borrower.

3.  Perfection
    and Priority
    of Security:   Silicon shall have received evidence satisfactory to it that its security interest in the Collateral has been duly perfected and that such security interest is prior to all other liens, charges, security interests, encumbrances and adverse claims in or to the Collateral other than Permitted
                   Liens, which evidence shall include, without limitation, a certificate from the appropriate state agencies showing the due filing and first priority of the UCC Financing Statements to be signed by the Borrower covering the Collateral.

4.  Insurance:     Silicon shall have received evidence satisfactory to it that all insurance required by this Agreement is in full force and effect, with loss payee designations and additional insured designations as required by this Agreement.

5.  Other
    Information:   Silicon shall have received such other statements, opinions, certificates, documents and information with respect to matters contemplated by this Agreement as it may reasonably request, all of which must be acceptable to Silicon.

                   Silicon shall have conducted an examination of the Borrower's books, records, ledgers, journals, and registers, as Silicon may deem necessary, and shall be satisfied with the results of such examination in its sole discretion.

     Silicon and the Borrower agree that the terms of this Schedule supplement the Loan and Security Agreement between Silicon and the Borrower and agree to be bound by the terms of this Schedule.

                              Borrower:

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

                              WATCHGUARD TECHNOLOGIES, INC.



                              By:   /s/ Steven N. Moore
                                    -------------------

                              Title:  Chief Financial Officer
                                      -----------------------



                              Silicon:

                              SILICON VALLEY BANK



                              By:   [Signature Illegible]
                                    ---------------------

                              Title:   SVP
                                       ---

                                     -14-
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                                                                       EXHIBIT A

                     [Text of Borrowing Base Certificate]